UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2011
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200  Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Ally Financial Inc. (“Ally”) today announced that it has completed the refinancing of $15 billion in credit facilities at both the parent company and at its banking subsidiary, Ally Bank, with a syndicate of 21 lenders.  The secured facilities can be used to fund retail, lease and dealer floorplan automotive assets in the U.S. and Canada.

The $15 billion funding capacity is comprised of two $7.5 billion facilities, one of which is available to the parent company, Ally, and one of its Canadian subsidiaries, and the other which is available to Ally Bank.  Each new facility will have half the capacity maturing in two years and the other half maturing in 364 days.  The two credit lines replace facilities at both Ally and Ally Bank that were due to mature in the second quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Dated: March 30, 2011	S/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer
and Controller